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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2002

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-15605 (Commission File Number)	58-2511877 (IRS Employer Identification Number)

1375 Peachtree Street, NW
Atlanta, Georgia 30309
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 404-815-0770

Item 2. Acquisition or Disposition of Assets

        As of July 31, 2002, EL Sub, Inc., a Delaware corporation (the "Purchaser"), and a wholly owned subsidiary of EarthLink, Inc., a Delaware corporation ("EarthLink"), has accepted for purchase all of the shares of common stock, par value $.0001 per share (the "Shares"), of PeoplePC Inc., a Delaware corporation ("PeoplePC"), which were properly tendered and not withdrawn in the Purchaser's tender offer for all of the outstanding Shares (the "Tender Offer") at a purchase price of $.0221 per Share in cash, without interest.

        The Tender Offer was made pursuant to an Offer Agreement, dated as of June 9, 2002 (the "Offer Agreement"), among Purchaser, EarthLink and PeoplePC. The details of the Tender Offer were disclosed in a Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on June 19, 2002, as amended on July 2, 2002.

        Based on information provided by American Stock Transfer & Trust Company, the depositary for the Tender Offer, approximately 542,743,200 Shares were validly tendered in the Tender Offer, which represents approximately 93% of PeoplePC's outstanding Shares.

        Pursuant to the terms of the Offer Agreement, Purchaser will be merged (the "Merger") with and into PeoplePC with the surviving company becoming a wholly owned subsidiary of EarthLink. EarthLink anticipates that the Merger will be accomplished in the immediate future under Section 253 of the General Corporation Law of the State of Delaware providing for the Merger without a vote of PeoplePC stockholders. Following the Merger, all remaining PeoplePC stockholder who did not tender their shares in the Tender Offer or validly demand appraisal rights in accordance with Delaware law will have the right to receive the same $.0221 per Share in cash, without interest, paid in the Tender Offer.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements of Business Acquired

        The financial statements required by this item will be filed by amendment not later than October 14, 2002.

(b)
Pro Forma Financial Information

        The pro forma financial information required by this item will be filed by amendment not later than October 14, 2002.

(c)
Exhibits

        99.1    Press release issued July 31, 2002 (Incorporated by reference to Exhibit 99(a)(1)(J) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by EarthLink, Inc. and EL Sub, Inc. on July 31, 2002.)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC. (Registrant)
By:	/s/ CHARLES G. BETTY Name: Charles G. Betty Title: Chief Executive Officer

Date: July 31, 2002

Exhibits

99.1	Press release issued July 31, 2002 (Incorporated by reference to Exhibit 99(a)(1)(J) to Amendment No. 2 to the Tender Offer Statement on Schedule TO filed by EarthLink, Inc. and EL Sub, Inc. on July 31, 2002.)

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  Item 2. Acquisition or Disposition of Assets
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES